Exhibit q.3

                        Power of Attorney - Ms. McNamara

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                               POWER OF ATTORNEY


  I, the undersigned member of the Board of Trustees of the below-named mutual funds, hereby constitute and appoint Philip R. McLoughlin and Pamela S. Sinofsky, or either of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all Registration Statements or amendments thereto filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

  Phoenix-Aberdeen Series Fund
  Phoenix-Aberdeen Worldwide Opportunities Fund
  Phoenix Duff & Phelps Institutional Mutual Funds
  Phoenix Equity Series Fund
  Phoenix-Goodwin California Tax Exempt Bond Fund
  Phoenix Investment Trust 97
  Phoenix Multi-Portfolio Fund
  Phoenix Multi-Series Trust
  Phoenix-Oakhurst Income & Growth Fund
  Phoenix-Oakhurst Strategic Allocation Fund
  Phoenix-Seneca Funds
  Phoenix Series Fund
  Phoenix Strategic Equity Series Fund


  I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.


  WITNESS my hand and seal on the date set forth below.


April 20, 2001                         /s/ Geraldine M. McNamara
                                       ---------------------------
                                       Geraldine M. McNamara